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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT


      The undersigned, Kenneth Brimmer, Gary Copperud and Oxboro Medical, Inc., hereby agree that, pursuant to 17 CFRss.240.13d-1(k)1, this Amendment No. 1 to
Schedule 13D relating to securities of Minntech Corporation shall be filed on behalf of each of them.

Dated: April 9, 2001


                                            /s/ Kenneth Brimmer
                                        ----------------------------------------
                                                Kenneth Brimmer


                                           /s/ Gary Copperud
                                        ----------------------------------------
                                               Gary Copperud


                                        OXBORO MEDICAL, INC.


                                        By: /s/ Ramon L. Burton
                                        ----------------------------------------
                                        Ramon L. Burton, Chief Financial Officer


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